EXHIBIT 10.2

                  AMENDMENT #2 TO THE SHAREHOLDER AGREEMENT AND
                   AMENDMENT TO THE SUPPLEMENT TO SHAREHOLDER
                                    AGREEMENT

This Amendment #2 to the Shareholder Agreement and Amendment to the Supplement to Shareholder Agreement, dated as of July 24, 2000, ("July 2000 Amendment "), is made by and among Interstate Bakeries Corporation, a Delaware corporation ("IBC"), Ralston Purina Company, a Missouri corporation ("Ralston"), and Tower Holding Company, Inc., a Delaware corporation ("Tower Holding"), a wholly owned subsidiary of Ralston and the transferee of all shares of IBC common stock formerly held by VCS Holding Company ("VCS").

This July 2000 Amendment amends and supplements the Shareholder Agreement by and among IBC, Ralston and VCS, dated July 22, 1995 (the "Shareholder Agreement"), as supplemented and amended by the Supplement to Shareholder Agreement by and among IBC, Ralston and VCS, dated July 25, 1995 (the "Supplemental Agreement"), which Supplemental Agreement is itself amended by this July 2000 Amendment; and as further supplemented and amended by a Letter Agreement by and among IBC and Ralston, dated July 3, 1997 (the "Letter Agreement"), and as further supplemented and amended by the Amendment to Shareholder Agreement by and among IBC, Ralston and Tower Holding, dated March 30, 2000 (the "March 2000 Amendment").

Defined terms used herein without definition shall have the meanings ascribed to them in the Shareholder Agreement or the March 2000 Amendment.


                                   WITNESSETH

WHEREAS, IBC, Ralston and VCS entered into the Shareholder Agreement to provide certain rights and restrictions with respect to the IBC Equity owned by Ralston; and

WHEREAS, the parties have agreed to enter this July 2000 Amendment to make certain amendments to the Shareholder Agreement, the Supplemental Agreement and the March 2000 Amendment; and

WHEREAS, the parties agree that by entering this July 2000 Amendment, they acknowledge and confirm that they will continue to be bound by the terms of the Shareholder Agreement, as previously supplemented and amended by the Supplemental Agreement, the Letter Agreement and the March 2000 Amendment, all as amended by this July 2000 Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth herein, the parties agree as follows:


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1.    Section 4.1(a) of the Shareholder Agreement, as amended by Section 9 of the March 2000 Amendment, is hereby deleted in its entirety and replaced with the following:

      "(a) Except for Transfers permitted by Section 3.2(a) and (b) and Section 10.6(a), and Transfers to a Person making a tender offer for outstanding IBC Equity which is recommended to shareholders of IBC by the board of directors of IBC, during the term of this Agreement, Ralston and its Affiliates shall not sell any shares of IBC Equity to any Person unless it has first made an offer (the "First Offer") to sell such shares to IBC in accordance with this Article IV and such First Offer shall have been rejected or not accepted within the Applicable Acceptance Period (as hereinafter defined); provided, however, that if Ralston or any of its Affiliates propose to sell a specified number of shares of IBC Equity pursuant to a Transfer permitted by Section 3.2(f) and the First Offer shall have been rejected by IBC, the proposed Transfer by Ralston or its Affiliates may proceed at any time thereafter under Rule 144 without regard to the 20 day period referenced in Section 4.1(d)."

2. Section 10.6 of the Shareholder Agreement, as amended by Section 15 of the March 2000 Amendment, is hereby deleted in its entirety and replaced with the following:

      "Section 10.6 - Maximum Allowed Ownership of IBC Securities.

      "(a) Ralston and Tower Holding agree to sell, and IBC agrees to purchase, 15,498,000 shares of IBC Stock on such date or dates, and in accordance with such terms and conditions, as are set forth in a Share Purchase Agreement entered into by Ralston, Tower Holding and IBC contemporaneously with the execution of this July 2000 Amendment.

      "(b) Ralston covenants and agrees that by August 1, 2004, the ownership of IBC Securities by Ralston and its Affiliates shall be not more than 15% of the then total outstanding IBC Securities.

      "(c) Ralston covenants and agrees that by August 1, 2005, the ownership of IBC Securities by Ralston and its Affiliates shall be not more than 10% of the then total outstanding IBC Securities.

      "(d) In the event that Ralston and its Affiliates do not attain the levels of ownership of IBC Equity provided for in paragraphs (b) and (c) above by the prescribed dates, IBC shall thereafter be entitled to purchase at one time or from time to time, all or any portion of the IBC Equity then owned by Ralston and its Affiliates which would have otherwise been required to have been sold, at a purchase price equal to the IBC Market Price of the IBC Equity."

3. Paragraph 4 of the Supplemental Agreement is deleted in its entirety and a new Paragraph 4 inserted as follows:

      "If the Chief Executive Officer of IBC notifies RPC that the number of shares of IBC Securities owned by such officers, directors and employees who are or would be deemed to


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     be Affiliates of Ralston exceeds the greater of the 2% threshold or the aggregate number of shares (adjusted for any stock split, reverse stock split, stock dividend or any similar event) owned by such officers, directors and employees as of August 1, 2000 (collectively, the "Permitted Affiliate Holdings"), then Ralston shall immediately take such action necessary (including the delivery of one of its Demand Notices) to divest at least that number of shares of IBC Securities equal to the number of shares owned by such officers, directors and employees in excess of the Permitted Affiliate Holdings; provided, that neither (a) options to purchase IBC Securities held by James R. Elsesser as of August 1, 2000 or granted to him on any succeeding date by IBC, nor (b) James R. Elsesser's beneficial ownership of IBC Securities acquired upon the exercise of such IBC stock options shall be included for purposes of calculating the Permitted Affiliate Holdings, but shares issued by IBC in connection with the exercise of any such options shall be included in any calculation of outstanding shares of the IBC Securities."

4. In all respects, the parties hereby agree that the Shareholder Agreement, the Supplemental Agreement, the Letter Agreement and the March 2000 Amendment, as amended by this July 2000 Amendment, remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment #2 to the Shareholder Agreement and Amendment to the Supplement to Shareholder Agreement as of the 24th day of July, 2000.


INTERSTATE BAKERIES CORPORATION


By /S/ RAY SANDY SUTTON
  ------------------------------------
   Ray Sandy Sutton
   Vice President


RALSTON PURINA COMPANY                    TOWER HOLDING COMPANY, INC.


By /S/ JAMES M. NEVILLE                   By /S/ NANCY E. HAMILTON
  ------------------------------------       ----------------------------------
   James M. Neville                          Nancy E. Hamilton
   Vice President & Senior Counsel, Law      Vice President & Secretary


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